EXHIBIT 10.12

July 28, 2025	6340 S. Fiddlers Green Circle
Greenwood Village, CO 80111
Email: FIA@Cobank.com
Fax: (303) 694-5844

Nuvera Communications, Inc.

27 North Minnesota St

New Ulm, MN 56073

Interest Rate Swap Confirmation

Our Trade Id: 794243 Dear Sir/Madam:

We are pleased to inform the execution of the following Interest Rate Exchange Transaction between COBANK ACB and Nuvera Communications, Inc. subject to the terms and conditions outlined below:

This Confirmation supplements, forms a part of and is subject to the ISDA ('the Agreement') dated as February 26, 2008 between COBANK ACB and Nuvera Communications, Inc.. All provisions contained in the Agreement govern this Confirmation except as expressly modify below:

The definition and provisions contained in the 2021 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc) are incorporated into this Confirmation. In the event of any inconsistency between those and this Confirmation, this Confirmation will govern.

The terms of the particular Rate Swap Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD 43,750,000.00 (See below Amortizing Schedule)
Trade Date:	July 28, 2025
Effective Date:	July 31, 2025
Termination Date:	July 31, 2026, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:	Nuvera Communications, Inc.
Fixed Rate Payer Payment Dates:	Monthly on the 31st, starting August 29, 2025, subject to adjustment in accordance with the Modified Following Business Day convention.
Fixed Rate(%):	4.06
Fixed Rate Day Count Fraction:	Actual/360
Business Days:	New York
Business Day Convention:	Modified Following

Floating Amounts:

Floating Rate Payer:	COBANK ACB
Floating , Payment	Monthly on the 31st, starting August 29, 2025 subject to adjustment in accordance
Dates:	With the Modified Following Business Day convention.
Floating Rate Option:	USD-SOFR CME Term
Reset Lag:	2D
Designated Maturity:	1M
Initial Floating Rate(%):	To be Set
Floating Spread:	None
Compounding:	Continuous
Compounding Type:	NONE
Floating Rate Day Count Fraction:	Actual/360
Payment Holiday Schedule:	New York.
Payment Lag:	0 Business Days
Business Day Convention:	Modified Following
Reset Holiday Schedule:	USGS
Rounding Convention:

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a)    Non Reliance. It is acting for its own account, and it has made its own independent decision to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b)    Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts the terms, conditions and risk of that Transaction. It is capable of assuming and assumes the risk of that Transaction.

(c)      Status of parties. The other party is not acting as a fiduciary for or and an advisor to it in respect of that Transaction.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing below and return it by facsimile or email to the FIA team at (303) 694 5844 Or MB_FIA@cobank.com. Please contact the FIA team immediately if the details of this confirmation differs from your understanding.

Confirmed as of the Trade Date Specified above:

Yours sincerely,

COBANK ACB

By:

Name: Chris Smith

Title: Portfolio Manager

Accepted and confirmed as of the trade date written above: Nuvera Communications, Inc.

By:          Curtis Owen Kawlewski

Title:       Chief Financial Officer

Pay Leg Notional Amortization Schedule

Calculation Period(s) Beginning	Notional Amount
Jul 31, 2025	43,750,000.00
Aug 29, 2025	43,750,000.00
Sep 30, 2025	43,750,000.00
Oct 31, 2025	43,750,000.00
Nov 28, 2025	43,750,000.00
Dec 31, 2025	43,750,000.00
Jan 30, 2026	43,750,000.00
Feb 27, 2026	43,750,000.00
Mar 31, 2026	43,750,000.00
Apr 30, 2026	43,750,000.00
May 29, 2026	43,750,000.00
Jun 30, 2026	43,750,000.00